UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2022

XOMA CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-39801	52-2154066
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 Powell Street, Suite 310, Emeryville, California 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 204-7200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, $0.0075 par value	XOMA	The Nasdaq Global Market
8.625% Series A Cumulative Perpetual Preferred Stock, par value $0.05 per share	XOMAP	The Nasdaq Global Market
Depositary Shares (each representing 1/1000th interest in a share of 8.375% Series B Cumulative Perpetual Preferred Stock, par value $0.05 per share)	XOMAO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Owen Hughes as Interim Chief Executive Officer, Director and Executive Chairman

On December 30, 2022, the board of directors (the “Board”) of XOMA Corporation appointed Owen Hughes as our Interim Chief Executive Officer and principal executive officer and as a member of our Board and Executive Chairman of our Board, effective as of January 1, 2023.

Mr. Hughes, age 48, has served as the Chief Executive Officer of Sail Bio, Inc., a private biotechnology company focused on addressing toxic proteinopathies, since February 2022 and served as the Chief Executive Officer and co-founder of Cullinan Oncology, Inc., a publicly-traded oncology company, from September 2017 to October 2021. Previously, Mr. Hughes served as the Chief Business Officer and Head of Corporate Development at Intarcia Therapeutics, Inc., a biotechnology company focused on type II diabetes, from February 2013 to August 2017. Prior to his operating roles, Mr. Hughes spent 16 years on Wall Street in various capacities, including roles at Brookside Capital, an operating division of Bain Capital and Pyramis Global Advisors, a Fidelity Investments Company. Mr. Hughes has served on the board of directors of Ikena Oncology, Inc., a publicly-traded oncology company, since December 2022. Mr. Hughes served on the board of directors of Radius Health, Inc., a publicly-traded biopharmaceutical company, from April 2013 to August 2022 until its sale to Gurnet Point Capital and Patient Square Capital; Translate Bio, Inc., a messenger RNA therapeutics company, from July 2016 until its acquisition by Sanofi in September 2021; and FS Development Corp. II, a special purpose acquisition company sponsored by Foresite Capital, from February 2021 to December 2021. Mr. Hughes received a B.A. in History from Dartmouth College.

Pursuant to Mr. Hughes’ employment agreement with us, he will receive an annual base salary of $125,000. He will also be eligible to receive an annual discretionary cash bonus, with a target amount equal to 55% of his then-current annual base salary, upon the achievement of annual performance milestones to be established by the Board.

Pursuant to the terms of his employment agreement, on January 3, 2023 we granted Mr. Hughes two separate non-qualified stock options to purchase: (i) 100,000 shares of the Company’s common stock at an exercise price of $18.66 per share (the “First Hughes Inducement Award”) and (ii) 75,000 shares of the Company’s common stock at an exercise price of $30.00 per share (the “Second Hughes Inducement Award” and together with the First Hughes Inducement Award, the “Hughes Inducement Awards”). The First Hughes Inducement Award will vest in a series of four equal installments on March 31, 2023, June 30, 2023, September 30, 2023 and December 31, 2023. The Second Hughes Inducement Award will vest in a series of 36 successive equal monthly installments measured from January 1, 2023. The Hughes Inducement Awards are subject to the terms and conditions of the Company’s Amended and Restated 2010 Long Term Incentive and Stock Award Plan (the “Plan”), but were granted outside the Plan as an inducement material to Mr. Hughes entering into employment with us in accordance with Nasdaq Listing Rule 5635(c)(4).

Pursuant to the terms of his employment agreement, Mr. Hughes is subject to certain confidentiality obligations and is obligated to sign and comply with an agreement relating to proprietary information and inventions. Mr. Hughes’ employment is “at will” and may be terminated at any time, with or without cause or advanced notice. Pursuant to the terms of his employment agreement, if Mr. Hughes’ employment automatically terminates due to a new chief executive officer commencing employment within one year after the effective date of his employment agreement, then we will pay Mr. Hughes severance in the form of base salary continuation at the rate then in effect through the one-year anniversary of the effective date of his employment agreement.

We have entered into our standard indemnity agreement with Mr. Hughes, the form of which was previously filed as Exhibit 10.56 to our Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the Securities and Exchange Commission on March 10, 2021.

There is no arrangement or understanding between Mr. Hughes and any other person pursuant to which he was appointed as an officer or director of our company, there is no family relationship between Mr. Hughes and any of our directors or other executive officers, and Mr. Hughes is not a party to any transactions of the type listed in Item 404(a) of Regulation S-K.

The foregoing summary of the terms and conditions of employment of Mr. Hughes does not purport to be complete and is qualified in its entirety by reference to the employment agreement for Mr. Hughes, which will be filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2022.

Appointment of Bradley Sitko as Chief Investment Officer

On December 30, 2022, the Board of XOMA Corporation appointed Bradley Sitko as our Chief Investment Officer, effective as of January 3, 2023.

Mr. Sitko, age 42, served as the Managing Director, Strategic Finance, at RTW Investments, LP from November 2019 to January 2023 and also served as a member of the board of directors of such firm’s Irish collective asset-management vehicle (ICAV), RTW Investments ICAV, and was Chief Financial Officer of Ji Xing Pharmaceuticals Limited, a Shanghai-based biopharmaceutical company, incubated by RTW Investments, LP. From March 2015 to November 2019, Mr. Sitko served as Vice President, Finance, Operations and Corporate Development of DNAnexus, Inc., a genetic data management company. Mr. Sitko received a B.A. in History and Sociology of Science from the University of Pennsylvania and an M.B.A. from Columbia Business School.

Pursuant to Mr. Sitko’s employment agreement with us, he will receive an annual base salary of $500,000 and a signing bonus of $110,000. Mr. Sitko’s signing bonus will be paid within 30 days after the effective date of his employment agreement and will be subject to standard deductions and withholdings. If Mr. Sitko resigns without good reason or is terminated for cause (each as defined in his employment agreement), in either case, within one year after the effective date of his employment agreement, then Mr. Sitko will be required to repay the signing bonus, based on the gross amount, but prorated on a daily basis for the time employed, to be paid within 60 days after his termination date. Mr. Sitko will also be eligible to receive an annual discretionary cash bonus, with a target amount equal to 50% of his then-current annual base salary, upon the achievement of annual performance milestones to be established by the Board.

Pursuant to the terms of his employment agreement, on January 3, 2023 we granted Mr. Sitko two separate non-qualified stock options to purchase: (i) 300,000 shares of the Company’s common stock at an exercise price of $18.66 per share (the “First Sitko Inducement Award”) and (ii) 250,000 shares of the Company’s common stock at an exercise price of $30.00 per share (together with the First Sitko Inducement Award, the “Sitko Inducement Awards”). Twenty-five percent of the shares subject to each of the Sitko Inducement Awards will vest and become exercisable on January 3, 2024 (the “Initial Vesting Date”), and the balance of the shares subject to each of the Sitko Inducement Awards will vest and become exercisable in a series of 36 successive equal monthly installments thereafter on the same day of the month as the Initial Vesting Date, or if there is no such date, the last day of the month. The Sitko Inducement Awards are subject to the terms and conditions of the Plan, but were granted outside the Plan as an inducement material to Mr. Sitko entering into employment with us in accordance with Nasdaq Listing Rule 5635(c)(4).

Pursuant to the terms of his employment agreement, Mr. Sitko is subject to certain confidentiality obligations and is obligated to sign and comply with an agreement relating to proprietary information and inventions. Mr. Sitko’s employment is “at will” and may be terminated at any time, with or without cause or advanced notice. Pursuant to the terms of his employment agreement, upon termination of his employment without cause or his resignation for good reason (each as defined in his employment agreement), Mr. Sitko will receive:

•	12 months of base salary;

•	any earned but unpaid bonus with respect to the prior year;

•	a pro-rated amount of Mr. Sitko’s annual bonus with respect to the year of termination; and

•	reimbursement for continued medical coverage for 12 months.

If Mr. Sitko is subjected to excise tax pursuant to Sections 280G and 4999 of the Internal Revenue Code, he will either have his payments cut back so that the excise tax does not apply, or he will receive the full payments and benefits and be subject to the excise tax, whichever puts him in a better after-tax position. If the termination occurs within two months prior to or 12 months after a change of control, Mr. Sitko will receive:

•	18 months of base salary;

•	any earned but unpaid bonus with respect to the prior year;

•	1.5 times his annual bonus for the year of termination;

•	100% acceleration of any time-based equity awards;

•	a post-termination exercise period extension to the earlier of 60 months after the date of termination and the remainder of the maximum term of any time-based equity awards;

•	upon a good faith assessment of our Board, pro rata acceleration of a portion of any performance-based equity awards; and

•	reimbursement for continued medical coverage for 18 months.

We have entered into our standard indemnity agreement with Mr. Sitko, the form of which was previously filed as Exhibit 10.56 to our Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the Securities and Exchange Commission on March 10, 2021.

There is no arrangement or understanding between Mr. Sitko and any other person pursuant to which he was appointed as an officer of our company, there is no family relationship between Mr. Sitko and any of our directors or other executive officers, and Mr. Sitko is not a party to any transactions of the type listed in Item 404(a) of Regulation S-K.

The foregoing summary of the terms and conditions of employment of Mr. Sitko does not purport to be complete and is qualified in its entirety by reference to the employment agreement for Mr. Sitko, which will be filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2022.

Departure of James R. Neal as Chief Executive Officer, Director and Chairman of the Board

In connection with Mr. Hughes’ appointment, James R. Neal has retired as our Chief Executive Officer effective as of December 31, 2022 (the “Departure Date”) and resigned as a member of our Board and Chairman of the Board, effective as of January 1, 2023. Mr. Neal’s retirement as our Chief Executive Officer and resignation as a member of our Board and Chairman of the Board were not the result of any disagreement with us on any matter relating to our operations, policies or practices. Pursuant to that certain Amended and Restated Employment Agreement, dated as of December 15, 2021, by and between us and Mr. Neal, which was previously filed as Exhibit 10.26 to our Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the Securities and Exchange Commission on March 8, 2022, following the Departure Date, Mr. Neal will be entitled to a cash payment of $1,160,000. This payment will be made in equal monthly installments starting in January 2023 through December 2023, less deductions and withholdings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XOMA CORPORATION

Date: January 4, 2023	By:	/s/ Thomas Burns
Thomas Burns
Senior Vice President, Finance and Chief Financial Officer